Exhibit 3.2

ORGANIZATIONAL MINUTES

OF THE INITIAL BOARD OF DIRECTORS OF

INCUMAKER, INC.

Pursuant to the applicable provisions of the Delaware General Corporation Law, the undersigned, being the Incorporator for Incumaker, Inc. (the "Corporation"), hereby nominates and appoints Thomas Lovelace and Hoyt Lowder (the "Directors") as the initial directors of the Corporation, to serve until the next annual meeting of the Board of Directors of the Corporation, and the Directors hereby accept their appointment as initial directors by their signature to these Organizational Minutes.

Pursuant to the applicable provisions of the Delaware General Corporation Law, the undersigned, being the only members of the Board of Directors of the Corporation, hereby consent to the following actions being taken and the following resolutions being adopted without a meeting for the purpose of organizing the Corporation, and hereby direct that this written consent be delivered to the Corporation for inclusion in the minute book of the Corporation.

RESOLUTIONS ADOPTED BY THESE MINUTES:

1.	The Certificate of Incorporation of the Corporation, filed with the Secretary of State of Delaware on or about April 13, 2011, is hereby approved and accepted; and the Secretary of the Corporation is hereby directed to place a copy thereof in the minute book of the Corporation.

2.	The following persons are hereby appointed officers of the Corporation with the title shown:

NAME	TITLE

Cynthia S. White	Interim President and CEO

Christine Cheney	Interim Chief Financial Officer and Secretary

3.	The Directors hereby authorize and empower the President of the Corporation to hire and employ such other assistants, agents and employees, for such duties, at such compensation, and on such terms and conditions as the President may deem necessary or desirable.

4.	The Directors hereby approve the bylaws attached hereto.

5.	Unless and until the Directors resolve otherwise, the Corporation's capital stock shall be not be represented by certificates, but shall be represented by such ownership records that the Secretary shall maintain.

6.	The issuance of 1,000 shares of common stock to Scientigo, Inc. in consideration for $10 is hereby approved.

Exhibit 3.2 page 2 of 10

7.	The fiscal year of the Corporation initially shall be the year ending April 30; provided, however, that the Board of Directors may change the fiscal year after reviewing all of the facts and circumstances at any time and from time to time.

8.	The President is hereby authorized and directed to open an account in the name and on behalf of the Corporation with any bank, which shall be a depository for the Corporation's funds.

9.	The President is hereby authorized and directed to pay all reasonable charges incident to or arising out of the organization of the Corporation and to reimburse any person or persons who have incurred any expenses or made any disbursements therefor.

10.	The Directors further authorize and empower the Corporation to pay or reimburse the President of the Corporation and such other officers and employees as the President may designate for all such ordinary and necessary business expenses upon presentation by them, from time to time, of itemized accountings of such expenses.

11.	The Directors further authorize the President to perform any other necessary function as is required to run and maintain the Corporation,

12.	In order to comply with legal requirements imposed on the Corporation, as well as on its Director and officer, the officers of the Corporation are instructed to obtain information and direction from the Internal Revenue Service or from the Corporation's attorneys on withholding, social security, unemployment taxes and related requirements and to take whatever actions may be necessary or appropriate to comply therewith.

The Directors hereby ratify and approve of all acts taken in the name of the Corporation by an officer, director or incorporator of the Corporation.

The Directors of the Corporation hereby gives their consent to the actions described herein, to be effective as of April 13, 2011, notwithstanding the actual date of signing.

/s/ Robert J.Mottorn
Robert J.Mottorn, Incorporator

/s/ Thomas Lovelace
Thomas Lovelace, Co-Chairman

/s/ Hoyt Lowder
Hoyt Lowder, Co-Chairman

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Exhibit 3.2 page 3 of 10

BY-LAWS

OF

INCUMAKER, INC.

ARTICLE I

Stockholders' Meetings; Voting

Section 1.1 Annual Meeting. The regular annual meeting of the stockholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the principal office of the Corporation, at 10 o'clock, a.m., on the first Wednesday of February of each year, or at such other date, time and place as the Board of Directors may designate.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, the President, the Board of Directors, or as provided in Section 2.2, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record at least twenty-five percent (25%) of the outstanding shares of stock entitled to vote at such meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stockholder to be confirmed to such other address and/or by such other means as such stockholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of a majority of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall attend.

Exhibit 3.2 page 4 of 10

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders, all questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

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Exhibit 3.2 page 5 of 10

Section 1.10. Consent of Stockholders in Lien of Meeting. To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and prior notice thereof and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent m writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those stockholders who have not consent in writing.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of Directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than nine (9). Within such limits, the number of directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies; Special Elections. Except as otherwise provided in the Certificate of Incorporation or in this Section 2.2, directors shall be elected annually at the annual meeting of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each director (whenever elected) shall hold office for the term specified upon his election and until his successor is elected and qualified or until his earlier resignation or removal as provided in the Certificate of Incorporation. Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, given at a special meeting of such stockholders called for the purpose, except as may otherwise be provided in the Certificate of Incorporation. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose.

Section 2.3, Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

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Exhibit 3.2 page 6 of 10

Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless the Certificate of Incorporation or these By-Laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the Certificate of Incorporation or these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of all such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these By-Laws.

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Exhibit 3.2 page 7 of 10

ARTICLE IV

Officers

Section 4. 1 Chairman of the Board. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The duties of the Chairman shall be to preside at all meetings of the Board of Directors or the stockholders and to provide a proposed agenda for all such meetings. The Chairman shall also have and may exercise such further powers and duties as from time to time may be determined by the Board of Directors.

Section 4.2 President. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, the President shall preside at all meetings of the Board or the stockholders. The President shall also have and may exercise such further powers and duties as from time to time may be determined by the Board of Directors.

Section 4.3 Chief Executive Officer. The Board of Directors shall appoint a Chief Executive Officer. The Chief Executive Officer shall have and may exercise all the powers and duties pertaining, by law, regulation or practice, to the position of Chief Executive Officer and shall have and may exercise such further powers and duties as from time to time may be determined by the Board of Directors. Unless the Chairman or another executive officer or group shall have been so designated and empowered by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

Section 4.4 Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, with or without designation as Executive Vice President, Senior Vice President or other title differentiation as it deems appropriate. Each Vice President shall have and may exercise any and all powers and duties which may be determined by the Board of Directors or the Chief Executive Officer. One Vice President may be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

Section 4.5 Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate records of all proceedings of the Board and of the stockholders. The Secretary shall attend to the giving of all notices required by these By-laws to be given, shall be custodian of the corporate seal, and shall have and may exercise any and all other powers and duties pertaining, by law, regulation or practice, to the office of Secretary. The Secretary shall also have and may exercise such other powers and duties as may be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 4.6 Chief Financial Officer. The Board of Directors shall appoint a Chief Financial Officer who shall have charge of all funds and securities of the Corporation. The Chief Financial Officer shall have and may exercise any and all other powers and duties pertaining, by law, regulation or practice, to the office of Chief Financial Officer or Treasurer. The Chief Financial Officer shall also have and may exercise such other powers and duties as may be determined by the Board of Directors or the Chief Executive Officer.

Section 4.7 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until a successor shall have been duly elected and shall have qualified, or until the expiration of such officer's term in office if elected or appointed for a specified period of time, or until his or her earlier death, retirement, termination, resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be tilled for the unexpired portion of the term by the Board at any regular or special meeting.

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Exhibit 3.2 page 8 of 10

ARTICLE V

Stock

Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Lost. Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 6.1. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.2. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

Section 6.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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Exhibit 3.2 page 9 of 10

Section 6.4. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 6.5. Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

Section 6.6. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.7. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.8. Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE VII

Amendments

Section 7.1. Amendments. These By-Laws may be altered, amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

ARTICLE VIII

Indemnification

Section 8.1. Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

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Exhibit 3.2 page 10 of 10

The rights conferred on any person under this Article shall not he deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

For purposes of this Article, references to "the Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

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